Exhibit A:   JOINT FILING AGREEMENT
                        ---------


         This will confirm the agreement by and among all the undersigned that
(a) the Schedule 13G filed on or about this date (and any amendments to such Schedule 13G) with respect to beneficial ownership by the undersigned of shares of the Common Stock, par value $0.0001 per share, of Lexar Media, Inc., are being filed on behalf of each of the undersigned in accordance with Rule 13D-1(k)(1) under the Securities Exchange Act of 1934, as amended, and (b) this Joint Filing Agreement shall be included as an exhibit to such Schedule 13G. This agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.


Dated:  February 14, 2001


                         GE CAPITAL EQUITY INVESTMENTS, INC.

                         By: /s/ Barbara J. Gould
                             ----------------------------------------------
                             Name: Barbara J. Gould
                             Title: Managing Director and Associate
                                    General Counsel



                         GENERAL ELECTRIC CAPITAL CORPORATION

                         By: /s/ Barbara J. Gould
                             --------------------------------------------
                             Name: Barbara J. Gould
                             Title: Department Operations Manager



                         GENERAL ELECTRIC CAPITAL SERVICES, INC.

                         By: /s/ Barbara J. Gould
                             ---------------------------------------------
                             Name: Barbara J. Gould
                             Title: Attorney-in-fact



                         GENERAL ELECTRIC COMPANY

                         By: /s/ Barbara J. Gould
                             ----------------------------------------------
                             Name: Barbara J. Gould
                             Title: Attorney-in-fact